UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 31, 2012

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry Into a Material Definitive Agreement.

On August 31, 2012, WPCS International Incorporated (the “Company”) and its United States based subsidiaries (the “Subsidiaries”) entered into a second amendment to loan and security agreement (the “Amendment”) with Sovereign Bank, N.A. (“Sovereign”) pursuant to which the loan and security agreement, dated as of January 27, 2012 by and among Sovereign, the Company and the Company’s Subsidiaries, as amended pursuant to that first amendment to loan and security agreement dated May 3, 2012 (the “Credit Agreement”), was further amended.  Pursuant to the Amendment, the Company and Sovereign agreed that:

1.	The maximum available funds pursuant to the revolving line of credit was reduced from $6.5 million to $2 million;
2.	The maximum available funds for letters of credit pursuant to the revolving line of credit was reduced from $2 million to $200,000;
3.	The borrowing base under the Credit Agreement was amended to remove the greater of $750,000 or 40% of eligible inventory as a basis for borrowing; and
4.	The Company reimbursed Sovereign for costs and expenses incurred as a result of the Amendment.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01
Second Amendment to Loan and Security Agreement, dated August 31, 2012, by and among WPCS International Incorporated, WPCS International – Suisun City, Inc., WPCS International – Seattle, Inc., WPCS International – Portland, Inc., WPCS International – Hartford, Inc., WPCS International – Lakewood, Inc., WPCS International – Trenton, Inc. and Sovereign Bank, N.A.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: September 5, 2012	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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